UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
HERSHA HOSPITALITY TRUST
(Exact Name of Registrant as Specified in its Charter)

Maryland	251811499

(State of Incorporation)	(IRS Employer Identification No.)

510 Walnut Street, 9thFloor Philadelphia, PA	19106

(Address of Principal Executive Offices)	(Zip Code)
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered:

8.00% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share	American Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates (if applicable):
File No. 333-113061.
Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.
     The description of the Registrant’s 8.00% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share is set forth in the Registrant’s Registration Statement on Form S-3 (File No. 333-113061), as declared effective by the Securities and Exchange Commission on April 2, 2004, under the heading “Description of Shares of Beneficial Interest — Preferred Shares,” and under the heading “Description of the Series A Cumulative Redeemable Preferred Shares” in the Registrant’s Prospectus Supplement thereto, dated July 29, 2005 and filed pursuant to Rule 424(b) on August 2, 2005, is incorporated herein by reference.
Item 2. Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Declaration of Trust of the Registrant (previously filed with the SEC as an exhibit to the registration statement on Form S-2, Registration No. 333-109100, filed on September 25, 2003, and incorporated herein by reference).

3.2	Articles Supplementary to the Amended and Restated Declaration of Trust of the Registrant Designating the Terms of the 8.00% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share.*

3.3	Bylaws of the Registrant (previously filed with the SEC as an exhibit to Hersha Hospitality Trust’s registration statement on Form S-11/A, Registration No. 333-56087, filed on July 30, 1998, as amended, and incorporated herein by reference).

3.4	Form of 8.00% Series A Cumulative Redeemable Preferred Share certificate.*

*	Filed herewith

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

HERSHA HOSPITALITY TRUST

Date: August 3, 2005	By:	/s/ Ashish R. Parikh

	Name:	Ashish R. Parikh
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Declaration of Trust of the Registrant (previously filed with the SEC as an exhibit to the registration statement on Form S-2, Registration No. 333-109100, filed on September 25, 2003, and incorporated herein by reference).

3.2	Articles Supplementary to the Amended and Restated Declaration of Trust of the Registrant Designating the Terms of the 8.00% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share.*

3.3	Bylaws of the Registrant (previously filed with the SEC as an exhibit to Hersha Hospitality Trust’s registration statement on Form S-11/A, Registration No. 333-56087, filed on July 30, 1998, as amended, and incorporated herein by reference).

3.4	Form of 8.00% Series A Cumulative Redeemable Preferred Share certificate.*

*	Filed herewith